LEASE AGREEMENT BETWEEN
CRP/AI FREEPORT PARKWAY OWNER, L.P.,
AS LANDLORD, AND
PRIORITY FULFILLMENT SERVICES, INC.,
AS TENANT
DATED SEPTEMBER 29, 2022

FREEPORT COMMERCE CENTER
IRVING, TEXAS

4870-3030-3530v.4

BASIC LEASE INFORMATION

Lease Date:	September 29, 2022
Landlord:	CRP/AI Freeport Parkway Owner, L.P., a Delaware limited partnership
Tenant:	Priority Fulfillment Services, Inc., a Delaware corporation
Premises:
That certain space, containing approximately 186,900 rentable square feet, in the building whose street address is 4401 Regent Boulevard, Irving, Texas 75063 and commonly known as Freeport Commerce Center Building B (the “Building”). The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, loading dock areas, roadways, any rail tracks associated with the Building and similar improvements and easements associated with the foregoing or the operation thereof.

Term:	One hundred twenty-four (124) full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 124th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.
Commencement Date:
The date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto), or (c) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto).

Early Possession:
Provided (a) Landlord receives a fully-executed copy of this Lease, (b) Tenant pays the first month’s Basic Rent and the Security Deposit, and (c) Tenant delivers to Landlord satisfactory proof that Tenant is carrying the insurance required by this Lease, Tenant may occupy the Premises thirty (30) days prior to the Commencement Date (the “Early Possession Date”), even though the Early Possession Date is prior to the Commencement Date, to install, to the extent permitted by applicable Law, Tenant’s furniture, fixtures, equipment, racking, and voice and data cabling (“Early Possession”).  The obligation to pay Basic Rent and Additional Rent shall be abated for the period from the Early Possession Date to the date prior to the Commencement Date.  All other terms of this Lease, however, including, but not limited to, the obligation to carry the insurance required by this Lease, shall be in effect during the Early Possession period.

Basic Rent:	Basic Rent shall be the following amounts for the following periods of time:

	Lease Month	Annual Basic Rent Rate Per Rentable Square Foot	Monthly Basic Rent
	1 – 16	$10.70	$166,652.50
	17 – 28	$11.07	$172,485.34
	29 – 40	$11.46	$178,522.32
	41 – 52	$11.86	$184,770.61
	53 – 64	$12.28	$191,237.58
	65 – 76	$12.71	$197,930.89
	77 – 88	$13.15	$204,858.47
	89 – 100	$13.61	$212,028.52
	101 – 112	$14.09	$219,449.52
	113 – 124	$14.58	$227,130.25
	*Basic Rent for Lease Months 1 through 4 will be conditionally abated in accordance with Exhibit H.
As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for which Basic Rent is payable for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Additional Rent:	Tenant’s Proportionate Share of Operating Costs, Taxes and Insurance Costs.
Security Deposit:	$50,000.00
Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Permitted Use:	General industrial/warehouse/office use for the purpose of receiving, storing, shipping, and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant.
Tenant’s Proportionate Share (Building):	100.00%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 186,900 rentable square feet in the Building. If either party so requests in writing prior to the commencement of the Work, the area of the Premises or the Building shall be remeasured, at the requesting party’s cost, by an engineer or architect reasonably satisfactory to both parties using BOMA 2019 Industrial Standard – Method B. The area stipulated herein shall be fully applicable and binding on the parties until after such time, if ever, as any such measurement is effected, following which event the new measurements, if they differ from those herein set forth, shall be applicable to future obligations only.
Tenant’s Proportionate Share (Project):	56.95%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the 328,175 rentable square feet in the Project.
Initial Liability Insurance Amount:	$5,000,000.

Tenant’s Address:	Prior to Commencement Date: 9250 N. Royal Lane Irving, Texas 75063 Attention: Zach Thomann zthomann@pfsweb.com	Following Commencement Date: 4401 Regent Boulevard Freeport Commerce Center, Building B Irving, Texas 75063 Attention: Zach Thomann zthomann@pfwweb.com
Landlord’s Address:	For all Notices: c/o Alliance Industrial Company 820 Gessner, Suite 1000 Houston, TX 77024 Attention: Chad Parrish	With a copy to: c/o Alliance Industrial Company 820 Gessner, Suite 1000 Houston, TX 77024 Attention: Asset Manager

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LEASE
This Lease Agreement (this “Lease”) is entered into as of September 29, 2022, between CRP/AI FREEPORT PARKWAY OWNER, L.P., a Delaware limited partnership (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”).
1.Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) set forth above are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders, and all interpretations of the foregoing, and all restrictive covenants affecting this Lease or the Project, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.
2.Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. Additionally, subject to the terms of this Lease and Landlord’s rules and regulations therefor, Tenant and its employees and invitees shall have a non-exclusive license to use any applicable driveways, loading dock areas, roadways, rail tracks and other similar improvements designated by Landlord from time to time as common areas for the common use and enjoyment of all tenants and occupants of the Project.
3.Tender of Possession. Landlord and Tenant anticipate that possession of the Premises will be tendered to Tenant in the condition required by this Lease on or about July 1, 2023 (the “Estimated Delivery Date”). If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if Landlord fails to tender possession of the Premises to Tenant on or before the Estimated Delivery Date, for any reason other than force majeure or the act or omission of any Tenant Party, Tenant may offset from its Basic Rent obligations first accruing following the Commencement Date, an amount equal to one day of Basic Rent per day for each day thereafter and ending on the day Landlord tenders possession of the Premises to Tenant. The abatement right set forth in the preceding sentence shall be Tenant’s sole remedy for Landlord’s failure to deliver the Premises to Tenant by the Estimated Delivery Date. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any. Within ten business days after request by Landlord, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Basic Rent and Additional Rent.
4.Rent.
(a)Payment. Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by good and sufficient check, or other transfer drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Rent to Landlord and the obligations of Landlord under this Lease are independent obligations. Rent shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the 5th Lease Month. The monthly Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent (and Additional Rent) in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Rent for any fractional calendar month at the end of the Term shall be similarly prorated.

(b)Operating Costs.
(1)Tenant shall pay to Landlord Tenant’s Proportionate Share of the annual Operating Costs (defined below). Prior to each calendar year of the Term, Landlord shall make a good faith estimate of Tenant’s Proportionate Share of Operating Costs for the following calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Tenant’s Proportionate Share of Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may re-estimate the amount of Tenant’s Proportionate Share of Operating Costs to be due by Tenant and deliver a copy of the re-estimate to Tenant. Upon thirty (30) days’ notice to Tenant, the monthly installments of Tenant’s Proportionate Share of Operating Costs shall be adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant’s Proportionate Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.
(2)The term “Operating Costs” means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with generally accepted accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager, engaged in the operation, maintenance or security of the Project (together with Landlord’s equitable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) cost of all utilities (including fuel, gas, electricity, water, sewer, and other services) for the common areas and other non-tenant areas of the Project (e.g., mechanical, electrical and telecommunications rooms); (D) repairs, replacements, and general maintenance of the Project including parking areas, roads, roof repairs (Landlord is responsible for replacement of the roof as provided in Section 7), alleys and driveways, trash collection, sweeping and removal of trash for the common areas, mowing and snow removal, landscaping and exterior painting, the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting, and mechanical and plumbing systems serving the Project and, to the extent the following items serve more than one tenant in the Project, dock doors, drains and sump pumps; (E) management fees (not to exceed three percent (3%) of the gross rental receipts of the Project); (F) service and maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, and security of the Project (including alarm service, window cleaning, and elevator maintenance); (G) actual costs of professional services rendered for the general benefit of the Project; (H) environmental insurance or environmental management fees; (I) the cost of any insurance deductibles for insurance required to be maintained by Landlord; and (J) costs for improvements made to the Project which, although capital in nature, are expected to reduce or limit increases in the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the useful life thereof as determined in accordance with GAAP, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any new interpretations of any Law hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful life thereof as determined in accordance with GAAP. Operating Costs, Taxes (defined below) and Insurance Costs (defined below) for the Project may be prorated among the Building and the other buildings of the Project, as reasonably determined by Landlord.
Operating Costs shall not include costs for (i) capital improvements made to the Project, other than capital improvements described in Section 4(b)(2)(J) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies (if any), repaving parking areas, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) Taxes; (viii) Insurance Costs; and (ix) renovating or otherwise improving space for occupants of the Project or vacant space in the Project.
(3)Tenant shall also pay Tenant’s Proportionate Share of the Taxes for each year and partial year falling within the Term. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating

Costs) now or hereafter attributable to the Project or its operation (including the franchise tax set forth in V.T.C.A. Tax Code section 171.0001 et seq., as the same may be amended or recorded from time to time) excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax, sales tax, or use tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the reasonable costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. FOR PROPERTY TAX PURPOSES, TENANT WAIVES ALL RIGHTS TO PROTEST OR APPEAL THE APPRAISED VALUE OF THE PREMISES, AS WELL AS THE PROJECT, AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISEMENT, AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.
(4)By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Taxes for the previous year (the “Operating Costs and Tax Statement”). If Tenant’s estimated payments of Operating Costs or Taxes under this Section 4(b) for the year covered by the Operating Costs and Tax Statement exceed Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs or Taxes under this Section 4(b) for such year are less than Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency.
(c)Inspection and Audit Rights.
(5)Provided that no uncured Event of Default is then outstanding, Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of the Operating Costs and Tax Statement (the “Inspection Period”), such of Landlord’s books of account and records as pertain to and contain information concerning the Operating Costs and Taxes for the prior calendar year in order to verify the amounts thereof. Such inspection shall take place at Landlord’s office upon at least ten (10) days prior written notice from Tenant to Landlord. If Landlord’s office is not located in the Dallas/Ft Worth area, Landlord and Tenant will agree upon a location in Dallas/Ft Worth to conduct the audit. Tenant shall also agree to follow generally accepted accounting principles for auditing such books and records. Landlord and Tenant shall act reasonably in assessing the other party’s calculation of the Operating Costs and Taxes. Tenant shall provide Landlord with a copy of its findings within thirty (30) days after completion of the audit. Tenant’s failure to exercise its rights hereunder within the Inspection Period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of such Operating Costs and Taxes for the current tax year, but not for subsequent tax years.
(6)If Landlord’s calculation of the Operating Costs and Taxes or Tenant’s Proportionate Share thereof for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such undisputed error and then Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error or credit such amount against future Additional Rent if Tenant overpaid such amount, and Tenant shall pay Landlord within thirty (30) days after the determination of such error if Tenant underpaid such amount. In the event of any errors on the part of Landlord that cost Tenant in excess of $5,000, Landlord will also reimburse Tenant for the costs of an audit reasonably incurred by Tenant (not to exceed $10,000.00) within the above thirty (30) day period. If Tenant provides Landlord with written notice disputing the correctness of Landlord’s statement, and if such dispute shall have not been settled by agreement within thirty (30) days after Tenant provides Landlord with such written notice, Tenant may submit the dispute to a reputable firm of independent certified public accountants selected by Tenant and approved by Landlord, and the decision of such accountants shall be conclusive and binding upon the parties. If such accountant decides that there was an error, Landlord will make correcting payment if Tenant overpaid such amount, and Tenant shall pay Landlord if Tenant underpaid such amount. The fees and expenses involved in such decision shall be borne by the party required to pay for the audit.
(7)Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (1) reasonably acceptable to Landlord, (2) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (3) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Nothing in this Section 4(c) shall be construed to limit, suspend or abate Tenant’s obligation to pay Rent when due, including Additional Rent.
5.Delinquent Payment; Handling Charges. All payments required of Tenant hereunder not received within five (5) business days of the date due shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to the greater of (a) $50.00 or (b) three percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment within five (5) business days of the date due, until five days after Landlord delivers written notice of such delinquency to Tenant.
6.Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within sixty days of Tenant’s surrender of the Premises or other termination as provided for herein, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. Landlord will provide a reasonably itemized list to Tenant of any deductions from the Security Deposit. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord will assign the Security Deposit to the transferee and, upon such transfer and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit as provided by Law, Landlord thereafter shall have no further liability for the return of the Security Deposit. Notwithstanding anything in this Lease or under applicable Law to the contrary, Tenant hereby waives Section 93.004 - 93.011 of the Texas Property Code as such sections of the Texas Property Code relate to the Security Deposit under this Lease.
7.Landlord’s Maintenance Obligations. This Lease is intended to be an absolute or triple-net lease; accordingly, Landlord’s maintenance obligations are limited to the replacement of the Building’s Structure. The Building’s Structure does not include skylights, windows, glass or plate glass, doors or overhead doors, special fronts, or office entries, dock bumpers, dock plates or levelers, loading areas and docks, and loading dock equipment, all of which shall be maintained by Tenant. Landlord’s liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible for under this Lease shall be limited to the cost of performing the work. Additionally, Landlord shall maintain the parking areas, and other common areas of the Building, including driveways, alleys, landscape and grounds surrounding the Premises and utility lines in a good condition, consistent with the operation of a bulk warehouse/industrial or service center facility, including maintenance, repair, and replacement of any rail tracks serving the Premises, the exterior of the Building (including painting), landscaping sprinkler systems, and any items normally associated with the foregoing. All costs in performing the maintenance work described in the foregoing sentence shall be included in Operating Costs. Tenant shall promptly notify Landlord in writing of any work required to be performed under this Section 7, and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. Notwithstanding anything to the contrary contained herein, Landlord shall, in its commercially reasonable discretion, determine the appropriate remedial action required of it to satisfy its maintenance obligations hereunder (e.g., Landlord shall, in its commercially reasonable discretion, determine whether, and to the extent, repairs or replacements are the appropriate remedial action, which determination shall be made in a manner consistent with comparable buildings in the submarket in which the Building is located). Landlord will use commercially reasonable efforts to minimize interference with Tenant’s use of or access to the Premises in connection with the performance of its obligations set forth in this Section 7.
8.Improvements; Alterations; Tenant’s Maintenance and Repair Obligations.
(a)Improvements; Alterations. Improvements to the Premises (other than the Work as defined in Exhibit D) shall be installed at Tenant’s expense only in accordance with plans and specifications which have been previously approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, (3) the appearance of the Building’s common areas, or (4) the provision of services to other Building occupants. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. Tenant shall have the right to make alterations to the Premises without obtaining Landlord’s prior written consent provided that (a) the cost of such alterations do not exceed Fifty Thousand Dollars ($50,000.00) in any one instance; (b) such alterations do not affect the Building’s Structure or the Building’s Systems and do not require issuance of a building permit; (c) Tenant provides Landlord with prior written notice of its intention to make such alterations stating in reasonable detail the nature, extent and estimated cost of such alterations together with the plans and specifications for the same and (d) Tenant’s construction of such alterations otherwise complies with the terms of this Section 8. Landlord consents to Tenant’s installation, at Tenant’s sole discretion and expense, of security cameras and related equipment in, on, and around the Building and the Premises, subject to compliance with the terms of this Section 8. Tenant may remove all cameras and equipment at the end of the Term and will repair any damage caused by the removal.
(b)Repairs; Maintenance. Tenant shall maintain the Premises, including the loading areas and dock, and loading dock equipment in connection with the Premises, in a clean, safe, and operable condition, and shall not permit or allow to remain damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises, Tenant’s Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises including loading docks, sump pumps, dock wells, dock equipment and loading areas, dock doors, dock seals, overhead doors, dock levelers, and similar leveling equipment, plumbing, water, fire sprinkler system, and sewer lines up to points of common connection, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems (including any evaporative units), and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. If Tenant fails to perform any of its maintenance obligations hereunder and such failure continues for fifteen (15) business days after written notice from Landlord (or such longer period as may be reasonably required provided Tenant commences to perform such required maintenance within such fifteen(15) business-day period and proceeds diligently to completion), then Landlord may make the same at Tenant’s cost. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage (or such longer period as may be reasonably required provided Tenant commences to make such repairs or replacements within such 15-day period and proceeds diligently to completion), then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The reasonable costs of all maintenance, repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor. Following the written request of Tenant, Landlord will use commercially reasonable efforts to enforce any warranties related to the Premises on behalf of Tenant.
(c)Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which approval will not be unreasonably withheld for contractors and subcontractors that maintain the insurance coverages required by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the Building roof must be performed by Landlord’s roofing contractor, and will not be permitted if it would void or reduce the warranty on the roof.

(d)Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If a lien is filed, then Tenant shall, within twenty (20) days after Landlord has delivered notice of the filing thereof to Tenant (or earlier, as necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of any fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises during the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.
(e)Janitorial Services. Tenant, at its sole expense, shall provide janitorial services to the Premises and shall maintain the Premises in a clean and safe condition. Tenant shall store all trash and garbage within the area and in receptacles designated from time to time by Landlord and shall, at its sole expense, arrange for the regular pickup of such trash and garbage pursuant to reasonable regulations established by Landlord from time to time. If Tenant fails to provide janitorial services to the Premises or trash removal services in compliance with the foregoing and such failure continues for more than five (5) days after written notice to Tenant (or more than twice in any 12-month period), Landlord, in addition to any other rights and remedies available to it, may provide such services, and Tenant shall pay to Landlord the cost thereof, plus an administrative fee equal to 10% of such cost, within ten days after Landlord delivers to Tenant an invoice therefor.
9.Utilities. Tenant shall pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant’s use of the Premises. Landlord may, at Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility service. To the extent any utility service for the Premises is submetered, the meter shall be read by Landlord or Landlord’s designee, and Tenant shall pay to Landlord, within 30 days after receipt of an invoice therefor, the cost of such service based on rates charged for such service by the utility company furnishing such service, including all fuel adjustment charges, demand charges and taxes. To the extent that any particular utility is not separately metered or submetered as provided above (e.g., water or sewer charges), Landlord shall, using its good-faith, reasonable judgment, allocate the expenses for such utility among the existing tenants of the Project based upon density, usage, and other factors in Landlord’s reasonable judgment. Tenant, at its expense, shall obtain all utility services for the Premises (other than utilities submetered or otherwise provided to the Premises by Landlord). Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. To the extent restoration is within Landlord’s reasonable control, Landlord will use commercially reasonable efforts to remedy any such interruption. If, however, Tenant is prevented from using the Premises for more than ten (10) consecutive business days because of the unavailability of any such service and such unavailability was caused by Landlord, its agents, employees or contractors, and restoration of such service is within the reasonable control of Landlord, then Tenant, as its exclusive remedy is entitled to a reasonable abatement of Rent for each consecutive day (after such 10 business-day period) that Tenant is so prevented from using the Premises. Rent shall not abate by reason of the interruption, insufficiency, unavailability or discontinuance of such service if such unavailability or discontinuance was not caused by Landlord, its agents, employees or contractors and restoration of such service is not within the reasonable control of Landlord.
10.Use and Compliance with Law.
(a)Use. Tenant shall use the Premises only for the Permitted Use and shall comply with all Laws relating to this Lease and/or the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (except as provided in Section 27 hereto). Outside storage including, without limitation, drop shipments, dock storage, trucks and other vehicles, is prohibited without Landlord’s prior written consent, except that Tenant may store trailers and park its vans overnight directly in front of the dock doors exclusively serving the Premises and within the Fenced Area (hereinafter defined), so long as such parking (i) complies with all applicable Laws and (ii) does not unreasonably interfere with any other tenant’s use of or access to its premises. In addition, to the extent permitted by applicable Law, Tenant may utilize the area identified on Exhibit A hereto (the “Fenced Area”) for the purpose of secured parking.  The Fenced Area will be considered part of the Premises except for purposes of calculating Basic Rent and Tenant’s Proportionate Share of Operating Costs, or the Construction Allowance payable to Tenant by Landlord.  As part of the Work, Landlord shall construct a fence around the Fenced Area. Following completion thereof, Tenant shall maintain the same in good condition and repair.  Prior to construction of the fence, Landlord will submit to Tenant Landlord’s plans and specifications for the same for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed.  If any improvements of the Fenced Area are required by applicable law as a condition to any permitted use or uses to which Tenant or any Tenant Party intends to put the same, then Landlord shall, using the Construction Allowance as set forth in this Lease, make such improvements as are required by applicable Laws, with Landlord to have reasonable approval rights to the extent of any discretionary latitude provided Tenant under applicable Laws.  Other than fencing required by applicable Laws or approved by Landlord, Tenant shall not install or construct any buildings or other improvements in the Fenced Area.  Tenant is solely responsible at its sole expense to continuously comply with applicable Laws relating to the use of the Fenced Area and to make any necessary repairs thereto or maintenance thereof (including to any fencing or other improvements installed by Tenant as required or permitted hereunder). If, because of a Tenant Party’s acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Project.
(b)Compliance with Law.
(1)Existing Governmental Regulations. If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, “Governmental Requirements”) in existence as of the date of the Lease require an alteration or modification of the Premises (a “Code Modification”) and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Landlord, at Landlord’s sole cost and expense.
(2)Governmental Regulations – Landlord Responsibility. If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Project that (i) is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Landlord and cost thereof shall be included in Operating Costs.
(3)Governmental Regulations – Tenant Responsibility. If, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Project that is made necessary as a result of the specific use being made by Tenant of the Premises or as a result of any alteration of the Premises by Tenant, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.
11.Assignment and Subletting.
(a)Transfers. Except as provided in Section 11(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 11(a)(1) through 11(a)(6) being a “Transfer”).
(b)Consent Standards. Landlord shall not unreasonably withhold its consent to any Transfer of the Premises, provided that the proposed transferee (1) is creditworthy, (2) has a good reputation in the business community, (3) will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or Project, (4) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project, (5) is not a governmental entity, or subdivision or agency thereof, (6) is not another occupant of the Building or Project, (7) is in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and (8) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Project, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent to any proposed Transfer if any uncured Event of Default by Tenant then exists.
(c)Request for Consent. At least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; current financial statements; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Within 30 days after written notice from Landlord, Tenant will reimburse Landlord for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer, not to exceed $1,000.00 per request for consent.
(d)Conditions to Consent. If Landlord consents to a proposed Transfer, the proposed transferee shall deliver to Landlord a written agreement expressly assuming Tenant’s obligations hereunder; however, any transferee of less than all of the Premises shall be liable only for obligations under this Lease properly allocable to the space subject to the Transfer, for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease; Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while any part of the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant, and apply such rents against Rent. Tenant instructs its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an uncured Event of Default. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.
(e)Attornment by Subtenants. Each sublease hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense of such subtenant against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant has paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically, as a condition of its occupying or using any part of the Premises, to have agreed to be bound by the terms of this Section 11(e).
(f)Cancellation. Except as permitted by Section 11(h) below, Landlord may, within 15 business days after receipt of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date, relating to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.
(g)Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty (50%) of the excess of (1) all compensation received by Tenant for a Transfer, less the actual out-of-pocket costs reasonably incurred by Tenant with unaffiliated third parties (i.e., brokerage commissions and tenant finish work, concessions including but not limited to free rent, downtime, furniture, and all other transaction costs) in connection with such Transfer (such costs shall be amortized on a straight-line basis over the term of the Transfer in question) over (2) the Rent allocable to the portion of the Premises covered thereby.
(h)Permitted Transfers. Notwithstanding Section 11(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:
(1)an Affiliate of Tenant;
(2)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is at least ninety percent (90%) of the Tangible Net Worth of the greater of Tenant or Guarantor as of the date hereof; or
(3)any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is at least ninety percent (90%) of the Tangible Net Worth of the greater of Tenant or Guarantor as of the date hereof.
Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, the Project, Landlord or other tenants of the Building or Project. No later than 30 days after the effective date of any Permitted Transfer, Tenant shall furnish Landlord with (A) copies of the instrument effecting such Permitted Transfer, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence of compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 11.
12.Insurance; Waivers; Subrogation; Indemnity.
(a)Tenant’s Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $5,000,000 per occurrence insuring Tenant, Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as loss payees as their interests may appear, (C) insurance covering the value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), (E) worker’s compensation insurance, and (F) business interruption insurance. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage; Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall notify Landlord at least thirty (30) days before cancellation of any such insurance policies. All such insurance policies shall be issued by companies with a Best’s rating of A+:VII or better. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates, and such failure continues for more than ten (10) business days after written notice from Landlord, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord within thirty (30) days after written notice from Landlord, the premium costs thereof, plus an administrative fee of 10% of such cost.
(b)Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $5,000,000. Landlord may, but it not obligation to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Insurance Costs (defined below). The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.
(c)No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 12 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, REGARDLESS OF WHETHER THE NEGLIGENCE OF THE OTHER PARTY CAUSED SUCH LOSS (defined below). Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, subject to the provisions of this Section 12(c), Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, except to the extent any claim arises due to the negligence or willful misconduct of Landlord or any Landlord Party. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

(d)Indemnity. Subject to Section 12(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss or loss of use of, any property (a “Loss”) (1) occurring in or on the Project to the extent a court of competent jurisdiction finds or the parties otherwise agree that such Loss was caused by the negligence or willful misconduct of any Tenant Party, (2)  arising out of Tenant’s or anyone claiming by, through or under Tenant’s, use of or presence at the Premises, the Building or Project, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment. It being agreed that this indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault, even when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents; however, such indemnity shall not apply to the sole or gross negligence or willful misconduct of Landlord and its agents. However, subject to Section 12(c), if Landlord is found to be partially negligent by a court of competent jurisdiction or as otherwise agreed by the parties, Landlord shall be responsible for paying its proportion of the applicable damage award, calculated using the percentage of Landlord’s negligence as determined by such court. Subject to Section 12(c), Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents from and against all Loss to the extent occurring in or on the Project to the extent a court of competent jurisdiction finds or the parties otherwise agree that such Loss was caused by the negligence or willful misconduct of any Landlord Party. The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.
(e)Cost of Landlord’s Insurance. Tenant shall pay Tenant’s Proportionate Share of the cost of the insurance carried by Landlord from time to time with respect to the Project (including other improvements and Landlord’s personal property used in connection therewith), which may include fire and extended coverage insurance (including extended and broad form coverage risks, mudslide, land subsidence, volcanic eruption, flood, earthquake and rent loss insurance) and commercial general public liability insurance and excess liability insurance, in such amounts and containing such terms as Landlord deems necessary or desirable (collectively, “Insurance Costs”). During each month of the Term, Tenant shall make a monthly payment to Landlord equal to 1/12th of Tenant’s Proportionate Share of Insurance Costs that will be due and payable for that particular year. Each payment of Insurance Costs shall be due and payable at the same time as, and in the same manner as, provided above for Tenant’s Proportionate Share of Operating Costs. The initial monthly payment of Insurance Costs is based upon Landlord’s good faith estimate of Tenant’s Proportionate Share of the estimated Insurance Costs for the remainder of the first calendar year. The monthly payment of Insurance Costs is subject to increase or decrease as determined by Landlord to reflect accurately Tenant’s Proportionate Share of estimated Insurance Costs. If, following Landlord’s receipt of the bill for the insurance premiums for a calendar year, Landlord determines that Tenant’s total payments of Insurance Costs are less than Tenant’s Proportionate Share of actual Insurance Costs, Tenant shall pay to Landlord the difference within thirty (30) days after written notice from Landlord; if Tenant’s total payments of Insurance Costs are more than Tenant’s Proportionate Share of actual Insurance Costs, Landlord shall retain such excess and credit it to Tenant’s future payments of Insurance Costs (unless such adjustment is at the end of the Term, in which event Landlord shall refund such excess to Tenant within thirty (30) days after expiration).
13.Subordination; Attornment; Notice to Landlord’s Mortgagee.
(c)Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.
(d)Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.
(e)Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee the time Landlord is permitted to cure any such default to perform Landlord’s obligations hereunder.
(f)Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any Rent which Tenant has paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee;

(5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.
14.Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, upon thirty (30) days’ notice to Tenant, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations, or the terms or provisions contained in any other lease, against any other tenant of the Project.
15.Condemnation.
(a)Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.
(b)Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.
(c)Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 15(b).
(d)Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time (not to exceed 90 days), this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, but Tenant shall not be required to pay Rent for the portion of the Premises affected. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section.
(e)Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.
16.Fire or Other Casualty.
(g)Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.
(h)Tenant’s Rights.
(1)If (i) more than forty percent (40%) of the Premises is damaged by Casualty and Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and (ii) Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the Casualty (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.
(2)If Landlord does not complete the restoration of the Premises within the time period estimated by Landlord to repair the damage caused by such Casualty as specified in the Damage Notice, as the same may be extended by force majeure or delays caused by a Tenant Party, Tenant may terminate this Lease by delivering written notice to Landlord and Landlord’s Mortgagee within ten days following the expiration of such period (as the same may be extended as set forth above) and prior to the date upon which Landlord Substantially Completes such restoration (as defined in Exhibit D). Such termination shall be effective as of the date specified in Tenant’s termination notice as if such date were the date fixed for the expiration of the Term. If Tenant fails to timely give such termination notice, Tenant shall be deemed to have waived its right to terminate this Lease, time being of the essence with respect thereto. Notwithstanding the foregoing, if upon the receipt of Tenant’s written election to terminate this Lease as provided in this Section 16(b)(2), Landlord reasonably believes it can complete the restoration of the Premises within 30 days following the receipt of such notice, Landlord may, in its sole discretion, elect to proceed with such restoration and, provided Landlord Substantially Completes (as defined in Exhibit D) such restoration within such 30-day period, Tenant’s election to terminate shall be null and void.
(f)Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last one year of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies plus applicable deductibles (provided Landlord carries the insurance required hereunder) or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee such that remaining insurance proceeds are insufficient to cover the costs of rebuilding, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.
(g)Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, except for the HVAC system, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question (plus applicable deductible amounts); provided, Tenant shall assign any insurance proceeds received by Tenant to Landlord to the extent the same relate to the HVAC system. If this Lease is terminated under the provisions of this Section 16, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).
(h)Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated from the date of Casualty until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless the gross negligence or willful misconduct of a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.
17.Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.
18.Events of Default. Each of the following occurrences shall be an “Event of Default”:

(i)Payment Default. Tenant’s failure to pay Rent within five (5) business days of the date due, which failure continues for five (5) days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent within five (5) business days of the date due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on one or more occasions;
(j)Intentionally Omitted;
(k)Estoppel. Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e) and such failure shall continue for five business days after Landlord’s second written notice thereof to Tenant;
(l)Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 12(a);
(m)Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);
(n)Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof provided, however, that if the nature of Tenant’s failure to perform is such that more than thirty (30) days are reasonably required to cure, then such failure to perform shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently pursues such cure to completion within a reasonable time; and
(o)Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 18(g), any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.
19.Remedies. Upon any uncured Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:
(f)Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates” minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted;
(g)Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all reasonable costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 19(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole reasonable discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building or Project and Landlord shall not be obligated to accept any prospective tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 19(b). If Landlord elects to proceed under this Section 19(b), it may at any time elect to terminate this Lease under Section 19(a);
(h)Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, except to the extent due to Landlord’s gross negligence or willful misconduct in performing such obligation, and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate;
(i)Suspension of Services. Suspend any services required to be provided by Landlord hereunder without being liable for any claim for damages therefor; or
(j)Alteration of Locks. Additionally upon an uncured Default for failure to pay Rent under Section 18(a), with or without notice, Landlord may enter the Premises under this provision by use of a master key, a duplicative key or any other means to the extent permitted by law and without breaching the peace and change, alter or modify the door locks, elevators or other security devices on all entry doors of the Premises thereby permanently excluding Tenant and any Tenant Party from the Premises, and Landlord shall not be (i) liable to Tenant for damages in connection therewith, or (ii) required to provide a new key or right of access to Tenant until such time as Tenant fully cures the Event of Default at issue. Tenant agrees that this provision of this Lease will override and control any conflicting provisions of Sections 93.002 and 93.003 of the Texas Property Code concerning lock out, as well as any successor statute governing the right of landlord to change the door locks of a commercial tenant.
20.Payment by Tenant; Non-Waiver; Cumulative Remedies.
(p)Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition required at expiration of the Term, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including reasonable brokerage commissions, costs required to restore the Premises to the condition required pursuant to Section 22, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.
(q)No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
(r)Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
21.Landlord’s Lien. Landlord waives all contractual, statutory and constitutional liens held by Landlord on Tenant’s personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets (“Tenant’s Property”) to secure the obligations of Tenant under this Lease until such time as Landlord may obtain an enforceable judgment against Tenant from a court with jurisdiction of Tenant or Tenant’s Property, at which time Landlord shall have such lien rights at law and in equity to enforce and collect such judgment and Tenant’s obligations under this Lease.

22.Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 15 and 16 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that no default then exists under this Lease, Tenant may remove all trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant’s Off-Premises Equipment) as Landlord requests; however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 22 shall survive the end of the Term. Notwithstanding the above, at the expiration of the Term, Landlord will not require Tenant to remove the Work, including the office space and HVAC systems.
23.Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 23 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.
24.Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:
(a)Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of public parts of the Building. Landlord will use commercially reasonable efforts to minimize interference with Tenant’s use of or access to the Premises in connection with the exercise of its rights under this Section 24(a);
(b)Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time;
(c)Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours, upon reasonable prior notice, to show the Premises to prospective purchasers or lenders; and
(d)Prospective Tenants. At any time during the last 12 months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default which remains uncured, to enter the Premises at all reasonable hours, upon reasonable prior notice, to show the Premises to prospective tenants.
25.Default by Landlord. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder following the Commencement Date and such failure continues for 30 days after Tenant delivers to Landlord written notice specifying such failure (a “Landlord Default”). Landlord shall use all reasonable efforts to commence such cure as soon as reasonably practicable following Tenant’s written notification. Notwithstanding the foregoing, if Tenant can effectuate a cure prior to Landlord and if the cost of such cure is commercially reasonable, then Tenant shall give written notice to Landlord of its proposed cure, the anticipated completion date, and the estimated cost. Upon receipt of Tenant’s notice, Landlord must notify Tenant within five (5) business days if it accepts Tenant’s proposal. Failure to respond within this timeframe will be deemed an acceptance. If Landlord approves or is deemed to have approved such proposal, Tenant may proceed with the cure and will be reimbursed as set forth below. If Landlord rejects Tenant’s proposed cure and if the Landlord Default cannot reasonably be cured within such 30-day period, but Landlord commences to cure such failure within such 30-day period and thereafter diligently pursues curing to completion, then a Landlord Default shall not have occurred. If a Landlord Default occurs, Tenant shall be permitted to perform such obligations in the Premises on Landlord’s behalf, provided Tenant first delivers to Landlord an additional five (5) business days prior written notice indicating that Tenant will be performing such obligations and provided Landlord fails to commence to perform its obligation(s) within such additional five (5) business day period or thereafter fails to diligently complete performance of such obligations having commenced performance within such five (5) business day period. If the obligations to be performed by Tenant will affect the Building’s Systems, Tenant shall attempt to use those contractors used by Landlord in the Building for work on the Building’s Systems solely to the extent such are promptly available to provide such services. Landlord agrees to reimburse Tenant within thirty (30) days following receipt from Tenant of a written statement of all actual costs incurred by Tenant in performing such obligations on behalf of Landlord (other than those which would constitute an Operating Cost had Landlord performed such work, in which case, Landlord shall not be obligated to reimburse Tenant for Tenant’s pro rata cost thereof). Any amounts not reimbursed by Landlord within such thirty (30) day period will bear interest at the Interest Rate until paid by Landlord and should Landlord fail to pay such amount after thirty (30) days, then Tenant may offset the following Lease Month’s Basic Rent by such amount until paid in full (however, any such abatement shall not exceed 50% of the monthly Basic Rent). Nothing contained in this paragraph shall be interpreted to mean that Tenant shall be excused from paying Rent or any other amount due under this Lease in the event of any Landlord Default, unless over 40% of the Premises or that portion of the Premises comprised of the docks is substantially impaired due to Landlord’s failure to timely repair the Premises, in which event Tenant shall be entitled to an equitable abatement of Basic Rent under this Lease based upon the portion of the Premises affected thereby (provided that if the operation of Tenant’s business from the remainder of the Premises not affected thereby is not reasonably practicable under the circumstances and Tenant in fact does not operate for business from the remainder of the Premises, all Basic Rent and additional Rent under this Lease shall be subject to such abatement) from the beginning of the time the Tenant provided notice to the Landlord as provided hereunder until the applicable repair to the Premises is complete or would have been complete but for the act or omission of Tenant or any Tenant Party.
26.Miscellaneous.
(s)Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.
(t)Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Project, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Tenant voluntarily and knowingly waives (to the fullest extent permitted by law) all rights or liens granted to Tenant under section 91.004 of the Texas Property Code, as such section may be amended and/or supplemented from time to time. The provisions of this Section shall survive any expiration or termination of this Lease.
(u)Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.
(v)Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CBRE, Inc., representing Landlord, and CBRE, Inc., representing Tenant, whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.
(w)Estoppel Certificates. From time to time, but not more than two (2) times in any twelve (12) month period Tenant shall furnish to any party designated by Landlord, within fifteen (15) business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto substantially in the form of Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.
(x)Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
(y)Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
(z)Amendments; Binding Effect; No Electronic Records. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except by facsimile transmission as specifically set forth in Section 26(f); nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except by facsimile transmissions as specifically set forth in Section 26(f). The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.
(aa)Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.
(ab)Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
(ac)Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
(ad)Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
(ae)Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(af)Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.
(ag)Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
(ah)Financial Reports. Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(p) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.
(ai)Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, actual out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
(aj)Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, not to be unreasonably withheld. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
(ak)Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the terms and conditions of this Lease if required by Law or court order, to its attorneys, accountants, employees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). Tenant shall be liable for any disclosures made in violation of this Section by Tenant or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by Tenant. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.
(al)Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.
(am)Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Building or Project, Landlord is not providing any security services with respect to the Premises or Tenant’s Off-Premises Equipment and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any area where Tenant’s Off-Premises Equipment is located or any other breach of security with respect to the Premises or Tenant’s Off-Premises Equipment.
(an)List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.
Exhibit A - Outline of Premises
Exhibit B - Description of the Land
Exhibit C - Building Rules and Regulations
Exhibit D - Tenant Finish-Work
Exhibit E - Form of Confirmation of Commencement Date Letter
Exhibit F - Form of Tenant Estoppel Certificate
Exhibit G - Renewal Option
Exhibit H – Rent Abatement Provisions
Exhibit I – Guaranty

(ao)Prohibited Persons and Transactions. Tenant represents and warrants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.
(ap)Determination of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent and Tenant’s Proportionate Share of Taxes and Insurance Costs) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.012 of the Texas Property Code.
(aq)No Representations. Each of the parties to this Lease has executed this Lease relying solely on its own judgment with the benefit of its own attorneys and/or brokers (or having decided to proceed without benefit of the advice of its own attorneys and/or brokers), and each party hereby disclaims reliance upon any statement or representation of the other party or any agent of such other party unless such statement or representation is expressly set forth in this Lease.
(ar)Guaranty. As additional consideration for Landlord to enter into this Lease, Tenant shall cause Guarantor (as defined in Exhibit I) to execute the guaranty, attached hereto as Exhibit I and Tenant shall deliver same to Landlord contemporaneously with Tenant’s execution hereof. Tenant’s failure to deliver such guaranty as required in the preceding sentence shall be an automatic Event of Default under this Lease, with no notice being necessary to Tenant, and Landlord shall be entitled to exercise any and all rights and remedies available to it hereunder, as well as at law or in equity. Additionally, if Tenant fails to deliver such guaranty, Landlord, notwithstanding anything to the contrary contained in this Lease, (A) shall not be required to perform any tenant improvement work in the Premises, (B) shall not be required to make any reimbursements or allowances in connection with any tenant improvement work, (C) shall not be required to pay any brokerage commissions to the broker or brokers representing Tenant in connection with this Lease (and Tenant shall indemnify Landlord against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant), and (D) may terminate this Lease by providing Tenant five days advance written notice thereof.
27.Environmental Requirements.
(k)Prohibition against Hazardous Materials. Landlord hereby represents and warrants to Tenant that, as of the Lease Date, (i) to Landlord’s knowledge there are no Hazardous Materials within the Premises in violation of applicable Law and (ii) Landlord has received no notices of any violations of the Environmental Requirements. Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or in the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Materials on or from the Premises or the Project without Landlord’s prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous

Materials on the Premises or in the Project, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement.
(l)Environmental Requirements. The term “Environmental Requirements” means all Laws regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project or the environment including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including nuisance or trespass, and any other requirements of Section 14 and Exhibit C of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises or the Project by a Tenant Party and the wastes, by-products, or residues generated, resulting, or produced therefrom.
(m)Removal of Hazardous Materials. Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by a Tenant Party onto or from the Premises or the Project, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or the Project or require the recording of any deed restriction or notice regarding the Premises or the Project. Tenant shall perform such work at any time during the period of this Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within thirty (30) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises or the Project without the written approval of the Landlord.
(n)Tenant’s Indemnity. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including diminution in value of the Premises or the Project and loss of rental income from the Project), liabilities (INCLUDING ANY STRICT LIABILITY), claims, demands, actions, suits, damages (including punitive damages), expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys’ fees, consultant fees or expert fees and including removal or management of any asbestos brought into the Premises or the Project or disturbed in breach of the requirements of this Section 27, regardless of whether such removal or management is required by Law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Section 27 by a Tenant Party regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Section 27 shall survive any expiration or termination of this Lease.
(o)Inspections and Tests. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 27, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises or the Project. Tenant shall, within five days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises or the Project. Tenant shall not undertake, nor shall Tenant permit any Tenant Party to undertake, any invasive investigation, drilling or sampling of the soil or groundwater at the Premises or the Project without the prior written consent of Landlord, which consent shall in Landlord’s sole discretion.
28.Parking. Tenant shall have the non-exclusive right to use the parking spaces associated with the Building and Project as depicted on Exhibit A. Landlord shall use its reasonable discretion in allocating parking spaces to the tenants of the Project, taking into consideration all factors Landlord deems relevant, including the density and type (e.g., office or industrial) of use conducted by the tenants of the Project in their respective premises. Landlord reserves the right to initiate steps to control the parking utilization through gates, access cards, hang-tags or other means as appropriate. Parking spaces will be available to Tenant without charge during the initial Term. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties.
LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:
CRP/AI FREEPORT PARKWAY OWNER, L.P.,
a Delaware limited partnership

By:    CRP/AI Freeport Parkway GP, L.L.C.,
    a Delaware limited liability company,
    its general partner

    By:    CRP/AI Freeport Parkway Venture, L.L.C.,
        a Delaware limited liability company,
        its sole member

        By:    Irving Freeport Parkway Alliance, LLC,
            a Delaware limited liability company,
            its authorized member

            By:
            Name:    Chad Parrish
            Title:    Member

Execution Date:

TENANT:	PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation By: Name: Zach Thomann Title: President Execution Date:

EXHIBIT A

OUTLINE OF PREMISES

LYNDON B. JOHNSON FWY.
PREMISES
0.35-ACRE PROPOSED DETENTION BASIN
PROPOSED REAR-LOAD BUILDING B
186,900 +/- SQ FT
238 CAR STALLS
5 TRUCK STALLS
PROPOSED REAR-LOAD BUILDING A
141,275 +/- SQ FT
152 CAR STALLS
19 TRUCK STALLS
REGENT BLVD.
FREEPORT PKWY.

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4870-3030-3530v.4

EXHIBIT B

DESCRIPTION OF THE LAND

WHEREAS CRP/AI Freeport Parkway Owner, L.P., a Delaware limited partnership, is the owner of a tract of land situated in the Cordelia Bowen Survey, Abstract No. 56, in the City of Irving, Dallas County, Texas and being all of 2 tracts of land described in deed to The Ruth Ray and H.L. Hunt Foundation & The Ruth Foundation as recorded in volume 89010, page 4699 and volume 89017, page 1545, Deed Records of Dallas County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING, AT A 1/2-INCH IRON ROD FOUND FOR THE NORTH CORNER OF A TRACT OF LAND DESCRIBED IN A DEED TO LYK FREEPORT, LP, AS RECORDED IN COUNTY CLERK'S INSTRUMENT NO. 200900343054, OFFICIAL PUBLIC RECORDS, DALLAS COUNTY, TEXAS, SAID POINT BEING IN THE SOUTHERLY RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 635 (A VARIABLE WIDTH PUBLIC RIGHT-OF-WAY);

THENCE, SOUTH 53° 44' 03" WEST, A DISTANCE OF 499.74 FEET DEPARTING THE SOUTHERLY RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 635, AND ALONG THE NORTHWEST LINE OF SAID LYK TRACT, TO A CAPPED 5/8-INCH IRON ROD (INTERLAND) SET, MARKING THE NORTHERLY RIGHT-OF-WAY LINE OF REGENT BOULEVARD, (100' RIGHT-OF-WAY), FROM WHICH A 1/2-INCH IRON ROD FOUND BEARS SOUTH 34° 40' 50" WEST, A DISTANCE OF 0.61 FEET, SAID POINT BEING THE WEST CORNER OF SAID LYK TRACT;

THENCE ALONG THE NORTHEAST RIGHT-OF-WAY LINE OF SAID REGENT BOULEVARD AND THE SOUTHWESTERLY LINE OF SAID FOUNDATION TRACTS, THE FOLLOWING COURSES AND DISTANCES:

NORTH 36° 18' 07" WEST, A DISTANCE OF 141.16 FEET TO A CAPPED 5/8-INCH IRON ROD (INTERLAND) SET FOR CORNER, FROM WHICH A BENT CAPPED 1/2-INCH IRON (HALFF) FOUND BEARS SOUTH 40° 14' 24" EAST, A DISTANCE OF 0.74 FEET, SAID POINT BEING THE BEGINNING OF A CURVE TO THE LEFT HAVING A RADIUS OF 649.97 FEET, A CENTRAL ANGLE OF 43.9357, A CHORD BEARING OF NORTH 58° 16' 08" WEST AND A CHORD LENGTH OF 486.29 FEET,;

ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 498.41 FEET TO A 1/2-INCH IRON ROD WITH A PLASTIC CAP STAMPED "HALFF" FOUND AT THE POINT OF TANGENCY (PT);

NORTH 80° 14' 17" WEST, A DISTANCE OF 400.65 FEET TO A CAPPED 1/2-INCH IRON ROD STAMPED (HALFF) FOUND AT AN ANGLE POINT;

THENCE NORTH 35° 17' 21" WEST, A DISTANCE OF 25.01 FEET TO A 1/2-INCH IRON ROD FOUND AT AN ANGLE POINT IN THE EAST RIGHT-OF-WAY LINE OF FREEPORT PARKWAY;

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4870-3030-3530v.4

    B-2

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EXHIBIT C

BUILDING RULES AND REGULATIONS
The following rules and regulations shall apply to the Premises, the Building, and the Project:
1.Sidewalks, doorways, vestibules, halls, stairways, loading dock areas and associated overhead doors, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.
2.Plumbing (including outside drains and sump pumps), fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.
3.No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building visible from the exterior of the Premises without the prior written consent of Landlord. Except as consented to in writing by Landlord or in accordance with Tenant’s building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.
4.Tenant, at its expense, shall be responsible for providing all door locks in the Premises and shall provide to Landlord, at Tenant’s expense, contemporaneously with the installation of such devices, a master key, card keys, access codes or other means to allow Landlord immediate access to all areas within the Premises.
5.Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.
6.Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.
7.Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them. Tenant shall not introduce, disturb or release asbestos or PCB’s into or from the Premises.
8.Tenant shall not keep in the Building any flammable or explosive fluid or substance. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises without the prior written consent of Landlord. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.
9.Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.
10.[Intentionally Omitted]
11.All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.
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4870-3030-3530v.4

12.No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.
13.Tenant shall not permit storage outside the Premises, including outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.
14.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises.
15.Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Building.
16.Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.
17.Tenant shall not permit its employees, agents, or invitees to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, agents, or invitees, to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.
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EXHIBIT D

TENANT FINISH-WORK
1.Acceptance of Premises. Except as set forth in this Exhibit and subject to any latent defects identified to Landlord in writing within 90 days following the Commencement Date, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.
2.Space Plans.
(i)Preparation and Delivery. Within seven (7) business days after Tenant’s execution of this Lease, Tenant shall meet with a design consultant selected by Landlord (the “Architect”) to discuss the nature and extent of all improvements that Tenant proposes to install in the Premises and, at such meeting, provide the Architect with all necessary data and information needed by the Architect to prepare initial space plans therefor as required by this paragraph. On or before the fifteenth day following the date of this Lease, Landlord shall deliver to Tenant a space plan prepared by the Architect depicting improvements to be installed in the Premises (the “Space Plans”).
(j)Approval Process. Tenant shall notify Landlord whether it approves of the submitted Space Plans within five business days after Landlord’s submission thereof. If Tenant disapproves of such Space Plans, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such Space Plans in accordance with Tenant’s objections and submit to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Tenant and Landlord. If Tenant fails to notify Landlord that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days) after the submission thereof, then Tenant shall be deemed to have approved the Space Plans in question.
3.Working Drawings.
(a)Preparation and Delivery. On or before the date which is 30 days following the date on which the Space Plans are approved (or deemed approved) by Tenant, Landlord shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).
(b)Approval Process. Tenant shall notify Landlord whether it approves of the submitted working drawings within five business days after Landlord’s submission thereof. If Tenant disapproves of such working drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five business days after such notice, revise such working drawings in accordance with Tenant’s objections and submit the revised working drawings to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves of the resubmitted working drawings within three business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Tenant fails to notify Landlord that it disapproves of the initial working drawings within five business days (or, in the case of resubmitted working drawings, within three business days) after the submission thereof, then Tenant shall be deemed to have approved the working drawings in question. Any delay caused by Tenant’s unreasonable withholding of its consent or delay in giving its written approval as to such working drawings shall constitute a Tenant Delay Day (defined below). If the working drawings are not fully approved (or deemed approved) by both Landlord and Tenant by the 30th business day after the delivery of the initial draft thereof to Tenant, then each day after such time period that such working drawings are not fully approved (or deemed approved) by both Landlord and Tenant shall constitute a Tenant Delay Day; however, such deadline shall be extended one (1) day for each day that Landlord fails to submit or resubmit plans within the deadlines set forth in this Section 3(b).
(c)Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or the Building’s Systems, then the working drawings pertaining thereto must be approved by the Building’s engineer of record. Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements

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depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Work” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Working Drawings.
4.Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord, of which one shall be a contractor identified by Tenant. Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within five (5) business days after Landlord’s submission thereof to Tenant. If Tenant fails to notify Landlord of its election within such five (5) business day period, Tenant shall be deemed to have approved the bids. Within five (5) business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which each day after such five business day period shall constitute a Tenant Delay Day.
5.Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas, or (b) if any such requested change might delay the Commencement Date more than ten (10) days in the aggregate, Landlord may withhold its consent in its sole and absolute discretion. Landlord shall, upon completion of the Work, cause to be prepared an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit D by this reference for all purposes. If Tenant requests any changes to the Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.
6.Definitions. As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans or Working Drawings, (c) because Tenant fails to attend any substantive meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans or Working Drawings, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (e) because a Tenant Party otherwise delays completion of the Work. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by the Architect) in substantial accordance with the Working Drawings and a temporary or final certificate of occupancy has been issued for the Premises. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.
7.Walk-Through; Punchlist. When Landlord considers the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and, within five business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

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8.Excess Costs. The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Working Drawings and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, and the construction supervision fee referenced in Section 10 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which Total Construction Costs exceed the Construction Allowance. Upon Substantial Completion of the Work and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance. In the event of an uncured default of payment of such excess costs beyond any cure period, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under this Lease.
9.Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $20.00 per rentable square foot in the Premises (the “Construction Allowance”) to be applied towards all costs associated with the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) within eighteen (18) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto. After the final completion of the Work and a reconciliation by Landlord and Tenant of the Construction Allowance and the Total Construction Costs, Tenant may use fifty percent (50%) of any excess Construction Allowance (up to a maximum of $2.50 per rentable square foot in the Premises) towards the cost of Tenant’s installation of telephone and data networks, security, and other move related costs, any other related project costs including FF&E, and Rent obligations under the Lease by so notifying Landlord in writing of Tenant’s election. Following Landlord’s receipt of Tenant’s election, Landlord shall apply such excess toward Tenant’s Rent obligation first accruing after such date until such excess is fully exhausted.
10.Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three (3%) percent of the hard cost portion of the Total Construction Costs.
11.Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	c/o Alliance Industrial Company 820 Gessner, Suite 1000 Houston, TX 77024 Attn: J.D. Devine Telephone: 832-758-2969
Tenant’s Representative:	c/o Jeff Neuhalfen Director of Facilities Telephone: 901.827.3956
12.Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 22 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

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EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE
______________, 20__
______________________________
______________________________
______________________________
Re:    Lease Agreement (the “Lease”) dated _____________, 20___, between ____________________, a ______________________ (“Landlord”), and _____________________, a ___________________ (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
Ladies and Gentlemen:
Landlord and Tenant agree as follows:
(A)Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease subject to any latent defects identified by Tenant in writing within 90 days following the Commencement Date. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
(A)Commencement Date. The Commencement Date of the Lease is __________, 20___.
(B)Expiration Date. The Term is scheduled to expire on the last day of the ___th full calendar month of the Term, which date is ______________, 20___.
(C)Contact Person. Tenant’s contact person in the Premises is:
_____________________________
_____________________________
_____________________________
Attention: ____________________
Telephone: ____- ___-_____
Telecopy: ____- ___-_____
(D)Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto, subject to any latent defects identified by Tenant in writing within 90 days following the Commencement Date. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
(E)Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.
Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.
Sincerely,
____________________________,
a __________________

By:
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    Name:
    Title:
Agreed and accepted:
[TENANT’S SIGNATURE BLOCK],
a _______________

By:
    Name:
    Title:
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EXHIBIT A

PUNCHLIST ITEMS
Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.
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EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE
The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the office building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:
1.The Lease consists of the original Lease Agreement dated as of ___________, 20__ between Tenant and Landlord[‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.
2.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.
3.The Term commenced on __________________, 20___ and the Term expires, excluding any renewal options, on _____________________, 20___, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
4.Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5.All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________. The current monthly installment of Basic Rent is $____________.
6.All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.
7.As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.
8.No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.
9.If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
10.There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.
11.Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
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12.Tenant is not itself, and is not directly or indirectly owned, controlled or supported by, a “Specially Designated National” or otherwise designated as a blocked person under any regulation of the Office of Foreign Assets Control, U.S. Department of Treasury (see: www.ustreas.gov/offices/enforcement/OFAC).
13.All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.
Executed as of ____________________, 20___.

TENANT:	, a __________________________ By: Name: Title:
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EXHIBIT G

RENEWAL OPTION
Notwithstanding anything to the contrary in the Lease, Tenant shall have one (1) option to renew the Term (the “Renewal Option”) on the following terms and conditions:
a.Provided that as of the date of the receipt of the Renewal Notice (as hereinafter defined) by Landlord and the Renewal Commencement Date (as hereinafter defined), (i) Tenant is the tenant named on the Lease as of the Renewal Commencement Date, (ii) Tenant actually occupies all of the Premises, and (iii) no uncured Event of Default exists, or would exist but for the passage of time or the giving of notice, or both, then Tenant shall have the right to extend the Term for one (1) additional term of sixty (60) months (the “Renewal Term”) commencing on the day following the expiration of the Term (the “Renewal Commencement Date”). Tenant shall give Landlord written notice (the “Renewal Notice”) of its election to renew the Term in accordance with the terms hereof at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Term.
b.The Basic Rent payable by Tenant to Landlord during the Renewal Term shall be the then-prevailing market rate for comparable space in comparable buildings in the vicinity of the Building taking into account the size of the Lease, the length of the renewal term, market escalations, market concessions, and the credit of Tenant. The Basic Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period).
c.Landlord shall notify Tenant of its determination of the Basic Rent (which shall be made in Landlord’s sole discretion) for the Renewal Term, and Tenant shall advise Landlord in writing of any objection within ten (10) days of receipt of Landlord’s notice. Failure to respond within the ten (10) day period shall constitute Tenant’s acceptance of such Basic Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Basic Rent for a period of up to fifteen (15) days after Landlord’s receipt of Tenant’s objection notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, on the Basic Rent on or before the end of such fifteen (15) day period, then Tenant’s exercise of the Renewal Option shall be deemed withdrawn and the Lease shall expire or terminate in accordance with its terms.
d.The determination of the Basic Rent does not reduce Tenant’s obligation to pay or reimburse Landlord for Operating Costs, Taxes, Insurance Costs, and any other reimbursable or chargeable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such items with respect to the Premises during the Renewal Term.
e.Except for the Basic Rent for the Renewal Term as determined above, Tenant’s occupancy of the Premises during the Renewal Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew, terminate or extend the Lease.
f.If Tenant does not give the Renewal Notice within the period set forth above, the Renewal Option shall automatically terminate. Time is of the essence as to the giving of the Renewal Notice.
g.Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Renewal Term. The Premises shall be tendered on the Renewal Commencement Date in “as-is” condition.
h.If the Lease is extended for the Renewal Term, then, promptly after the determination of Basic Rent in accordance with the terms of this Exhibit, Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Term and the other provisions applicable thereto.
i.If Tenant exercises its right to renew the term of the Lease for a Renewal Term pursuant to this Exhibit and the parties execute the amendment, the term “Term” as used in the Lease shall be construed to include, when practicable, the Renewal Term except as provided in subparagraph (e) above.
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EXHIBIT H

RENT ABATEMENT PROVISIONS
Basic Rent shall be conditionally abated during the first four (4) Lease Months of the Term. Commencing with the first day of the fifth (5th) Lease Month of the Term, Tenant shall make Basic Rent payments as otherwise provided in this Lease. Notwithstanding such abatement of Basic Rent (a) all other sums due under this Lease, including Additional Rent shall be payable as provided in this Lease, and (b) any increases in Basic Rent set forth in this Lease shall occur on the dates scheduled therefor.
The abatement of Basic Rent provided for in this Exhibit is conditioned upon Tenant’s full and timely performance of all of its obligations under this Lease. If at any time during the Term an uncured Event of Default by Tenant occurs, then the unamortized abatement of Basic Rent provided for in this Exhibit shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Basic Rent herein abated.
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EXHIBIT I

GUARANTY
As a material inducement to Landlord to enter into the Lease Agreement, dated September 29, 2022 (the “Lease”), between PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation, as Tenant, and CRP/AI FREEPORT PARKWAY OWNER, L.P., a Delaware limited partnership, as Landlord, PFSWEB, INC., a Delaware corporation (“Guarantor”), hereby unconditionally and irrevocably guarantees the complete and timely performance of each obligation of Tenant (and any assignee) under the Lease, any extensions or renewals of and amendments to the Lease and to all new leases entered into by Landlord, its Affiliates, successors or assignees and Tenant, its Affiliates, successors, or assignees relating to space in the Project. This Guaranty is an absolute, primary, and continuing, guaranty of payment and performance (not collection) and is independent of Tenant’s obligations under the Lease. Guarantor (and if this Guaranty is signed by more than one person or entity, each Guarantor hereunder) shall be primarily liable, jointly and severally, with Tenant and any other guarantor of Tenant’s obligations. Guarantor waives any right to require Landlord to (a) join Tenant with Guarantor in any suit arising under this Guaranty, (b) proceed against or exhaust any security given to secure Tenant’s obligations under the Lease, (c) exercise any rights under Landlord’s remedies pursuant to the Lease, (d) take any action pursuant to applicable forcible entry and detainer statutes, or (e) pursue or exhaust any other person (including Tenant) or any other remedy in Landlord’s power. Guarantor’s liability under this Guaranty shall not exceed Tenant’s liability under the Lease. Further, any clauses providing limitation of liability, actions, payments or indemnities in favour of Tenant in the Lease shall apply to the Guarantor.
Until all of Tenant’s obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Landlord may, without notice or demand and without affecting Guarantor’s liability hereunder, from time to time, compromise, extend, renew or otherwise modify any or all of the terms of the Lease by amendment, novation or otherwise (including a new lease, to the extent a court of competent jurisdiction determines any of the foregoing constitutes a new lease), or fail to perfect, or fail to continue the perfection of, any security interests granted under the Lease. Without limiting the generality of the foregoing, if Tenant elects to increase the size of the leased premises, extend or renew the lease term, or otherwise expand Tenant’s obligations under the Lease, Tenant’s execution of such lease documentation shall constitute Guarantor’s consent thereto (and such increased obligations of Tenant under the Lease shall constitute a guaranteed obligation hereunder); Guarantor hereby waives any and all rights to consent thereto. Guarantor waives any right to participate in any security now or hereafter held by Landlord. Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, dishonor and notices of acceptance of this Guaranty, and waives all notices of existence, creation or incurring of new or additional obligations from Tenant to Landlord. Guarantor further waives all defenses afforded guarantors or based on suretyship or impairment of collateral under applicable Law, other than payment and performance in full of Tenant’s obligations under the Lease. The liability of Guarantor under this Guaranty will not be affected by (a) the release or discharge of Tenant from, or impairment, limitation or modification of, Tenant’s obligations under the Lease in any bankruptcy, receivership, or other debtor relief proceeding, whether state or federal and whether voluntary or involuntary; (b) the rejection or disaffirmance of the Lease in any such proceeding; or (c) the cessation from any cause whatsoever of the liability of Tenant under the Lease, other than as a result of a default by Landlord.
Guarantor shall not, without the prior written consent of Landlord (a) assign or transfer this Guaranty or any estate or interest herein, whether directly or by operation of law, (b) permit any other entity to become Guarantor hereunder, or (c) if Guarantor is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Guarantor so as to result in a change in the current direct or indirect control of Guarantor; provided, Guarantor may assign this Guaranty to (i) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Guarantor, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Guarantor’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than ninety percent (90%) of the Tangible Net Worth of Guarantor as of the date hereof, or (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Guarantor’s assets if such entity's Tangible Net Worth after such acquisition is not less than ninety percent (90%) of the Tangible Net Worth of Guarantor as of the date hereof. In addition, if Tenant assigns the Lease to an entity having a Tangible Net Worth equal to or greater than the Tangible Net Worth of Guarantor as of the date hereof, Guarantor’s obligations under this Guaranty will not apply to any claims first arising from and after the date of such assignment.
Any and all remedies set forth in this Guaranty: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
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Guarantor represents and warrants, as a material inducement to Landlord to enter into the Lease, that (a) this Guaranty and each instrument securing this Guaranty have been duly executed and delivered and constitute legally enforceable obligations of Guarantor; (b) as of the date of execution of this Guaranty, there is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor, at law or in equity, or before or by any governmental authority, which might result in any materially adverse change in Guarantor’s business or financial condition; (c) execution of this Guaranty will not render Guarantor insolvent; (d) Guarantor expects to receive substantial benefits from Tenant’s financial success; and (e) this Guaranty may reasonably be expected directly or indirectly to benefit Guarantor.
Guarantor shall pay to Landlord all costs incurred by Landlord in enforcing this Guaranty (including, without limitation, reasonable attorneys’ fees and expenses). The obligations of Tenant under the Lease to execute and deliver estoppel and financial statements (including the time periods related thereto), as therein provided, shall be deemed to also require the Guarantor hereunder to do so and provide the same relative to Guarantor following written request by Landlord in accordance with the terms of the Lease. All notices and other communications given pursuant to, or in connection with, this Guaranty shall be delivered in the same manner required in the Lease. All notices or other communications addressed to Guarantor shall be delivered at the address set forth below. This Guaranty shall be binding upon the heirs, legal representatives, successors and assigns of Guarantor and shall inure to the benefit of Landlord’s successors and assigns.
This Guaranty will be governed by and construed in accordance with the laws of the State in which the Premises (as defined in the Lease) are located. The proper place of venue to enforce this Guaranty will be the county or district in which the Premises are located. In any legal proceeding regarding this Guaranty, including enforcement of any judgments, Guarantor irrevocably and unconditionally (a) submits to the jurisdiction of the courts of law in the county or district in which the Premises are located; (b) accepts the venue of such courts and waives and agrees not to plead any objection thereto; and (c) agrees that (i) service of process may be effected at the address specified herein, or at such other address of which Landlord has been properly notified in writing, and (ii) nothing herein will affect Landlord’s right to effect service of process in any other manner permitted by applicable law.
Guarantor acknowledges that it and its counsel have reviewed and revised this Guaranty and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Guaranty or any document executed and delivered by Guarantor in connection with the transactions contemplated by this Guaranty.
The representations, covenants and agreements set forth herein will continue and survive the termination of the Lease or this Guaranty to the extent Tenant’s obligations survive the expiration or earlier termination of the Lease. The masculine and neuter genders each include the masculine, feminine and neuter genders. This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord. The words “Guaranty” and “guarantees” will not be interpreted to limit Guarantor’s primary obligations and liability hereunder.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS, GUARANTOR KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS GUARANTY, ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION BETWEEN LANDLORD AND GUARANTOR OR ANY EXERCISE BY LANDLORD OR GUARANTOR OF ANY OF THEIR RESPECTIVE RIGHTS UNDER THIS GUARANTY OR IN ANY WAY RELATING TO THE PREMISES. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO THE LEASE. THIS WAIVER SURVIVES THE EXPIRATION OR TERMINATION OF THE LEASE AND THIS GUARANTY.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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4870-3030-3530v.4

Executed as of the Lease Date.
PFSWEB, INC.,
a Delaware corporation

By:
Name: Michael Willoughby
Title: Chief Executive Officer
ADDRESS:

505 Millennium Drive
Allen, TX 75013

Execution Date:_____________________

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4870-3030-3530v.4